10.7

AUTHORIZED PARTICIPANT AGREEMENT
FOR
FRANKLIN TEMPLETON HOLDINGS TRUST

This Authorized Participant Agreement (this “Agreement”) is entered into by and between Franklin Holdings, LLC, as sponsor (the “Sponsor”) of Franklin Templeton Holdings Trust (the “Trust”) and each series of the Trust listed on Annex I to this Agreement (each, a “Fund” and, collectively, the “Funds”), ________________ (the “Authorized Participant” or the “AP”), and The Bank of New York Mellon (the “Administrator”), as administrator and transfer agent of the Trust and each Fund.  The Sponsor, the Authorized Participant and the Administrator acknowledge and agree that the Trust shall be a third-party beneficiary of this Agreement and shall receive the benefits contemplated by this Agreement, to the extent specified herein.

As provided in the Agreement and Declaration of Trust of the Trust, as it may be amended from time to time (the “Declaration of Trust”), and as specified in the Trust’s prospectus (the “Prospectus”) included as part of its registration statement, as amended, on Form S-1 (No. 377-04722) (the “Registration Statement”), units of fractional undivided beneficial interest in, and ownership of, the net assets of a Fund may be purchased or redeemed only in aggregations of a specified number of shares (“Shares”) referred to therein and herein as “Creation Units.”  The number of Shares constituting a Creation Unit of each Fund is set forth in the Prospectus.  Creation Units of Shares may be purchased only by or through an Authorized Participant that has entered into an Authorized Participant Agreement with the Sponsor and the Administrator. References to the Prospectus are to the applicable Fund’s then-current Prospectus as it may be supplemented or amended from time to time with notice in accordance with this agreement.

Under the Declaration of Trust, each Fund may issue Creation Units to, and redeem Creation Units from, authorized participants, only through the facilities of the Depository Trust Company (“DTC”), or a successor depository, and only in exchange for an amount of gold meeting the standards set forth in Section 3 below (“Gold”) and cash, if any.  All references to “cash” shall refer to U.S. Dollars. This Agreement and the applicable procedures for each Fund (as listed on Annex II) (the “Procedures”) set forth the specific procedures by which the Authorized Participant may place an order to purchase Shares (each a “Purchase Order”) or an order to redeem Shares (each a “Redemption Order,” and, together with Purchase Orders, “Orders”) of a Fund.  All Orders must be made pursuant to the Prospectus and this Agreement, including the Procedures set forth in Annex II hereto, as each may be amended from time to time.  An Authorized Participant may not cancel a Purchase Order or a Redemption Order after an Order is placed by the Authorized Participant.  Capitalized terms not otherwise defined herein are used herein as defined in the Prospectus or the applicable Procedures for each Fund.

Nothing in this Agreement shall obligate the Authorized Participant to create or redeem one or more Creation Units of Shares or to sell, offer or promote the Shares.

The parties hereto in consideration of the premises and of the mutual agreements contained herein agree as follows:

1.   STATUS OF AUTHORIZED PARTICIPANT.

(a) Status of Authorized Participant.  The Authorized Participant hereby represents, covenants and warrants that with respect to Purchase Orders or Redemption Orders of Creation Units of Shares of any Fund, it is a DTC Participant (as defined in the Fund’s Prospectus, a “DTC Participant”) and it has the ability to transact through the Federal Reserve System. Any change in the foregoing status of the Authorized Participant shall automatically terminate this Agreement, and the Authorized Participant shall give prompt written notice to the Sponsor and the Administrator of such change.  The Authorized Participant may place Purchase Orders or Redemption Orders for Creation Units pursuant to the procedures for purchase and redemption set forth in the Prospectus and this Agreement, including Annex II hereto.

(b) Licenses and Compliance.  If the Authorized Participant is offering or selling Shares of any Fund of the Trust in the several states, territories and possessions of the United States, it hereby represents and warrants that it (i) is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the “1934 Act”); (ii) is qualified to act as a broker or dealer in the states or other jurisdictions where it transacts business with respect to this Agreement; and (iii) is a member in good standing of the Financial Industry Regulatory Authority (“FINRA”), and agrees that it will maintain such registrations, qualifications and membership in good standing and in full force and effect throughout the term of this Agreement. The Authorized Participant agrees to comply in all material respects with all applicable U.S. federal securities laws, the laws of the states or other jurisdictions concerned, and the rules and regulations promulgated thereunder and to comply in all material respects with the Constitution, By-Laws and Conduct Rules of the FINRA (together with the NASD Conduct Rules, as applicable, collectively “FINRA Rules”) to the extent such law, rules and regulations relate to the Authorized Participant’s obligations under this Agreement, and to the offer, sale, promotion, creation and redemption of the Shares and related transactions in, and activities with respect to, the Shares in connection with its obligations under this Agreement.  The Authorized Participant further represents and warrants that it will not offer or sell or promote Shares of any Fund of the Trust in any state or jurisdiction where they may not lawfully be offered and/or sold.

(c) Unregistered Authorized Participant. If the Authorized Participant is offering or selling Shares of any Fund of the Trust in jurisdictions outside the several states, territories and possessions of the United States and is not otherwise required to be registered, qualified, or a member of FINRA as set forth above, the Authorized Participant nevertheless agrees (i) to observe the applicable laws of the jurisdiction in which such offer and/or sale is made; (ii) to comply with applicable disclosure requirements of the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder; and (iii) to conduct its business in accordance with the spirit of NASD Conduct Rules (or of comparable FINRA Conduct Rules, if such NASD Conduct Rules are subsequently repealed, rescinded or otherwise replaced by FINRA Conduct Rules) in each case to the extent the foregoing relate to the Authorized Participant’s transactions in, and activities with respect to, the Shares.

(d) Anti-Money Laundering.  The Authorized Participant represents, covenants and warrants that it has in place, and will maintain throughout the term of this Agreement, written policies, procedures and internal controls that are reasonably designed to (i) comply with anti-

money laundering laws, regulations and rules applicable to it, including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”), and (ii) screen all new and existing customers against the Office of Foreign Asset Control (“OFAC”) list and any other government list that is or becomes required under the USA PATRIOT ACT.

(e) Continuous Offering and Distribution.  The Authorized Participant understands and acknowledges that the method by which Creation Units will be created and traded may raise certain issues under applicable securities laws. For example, because new Creation Units may be issued and sold by the Trust on an ongoing basis, depending upon the facts and circumstances, at any point a “distribution,” as such term is used in the 1933 Act, may be deemed to have occurred. The Authorized Participant understands and acknowledges that some activities on its part, depending on the circumstances and under certain possible interpretations of applicable law, may result in its being deemed a participant in a distribution in a manner which could subject it to the prospectus delivery and related provisions of the 1933 Act that normally would be applicable to a statutory underwriter. The Authorized Participant should review the “Plan of Distribution” section of the Prospectus and consult with its own counsel in connection with entering into this Agreement and placing an Order. The Authorized Participant also understands and acknowledges that dealers who are not “underwriters” but are effecting transactions in Shares, whether or not participating in the distribution of Shares, may be required to deliver a prospectus.

(f) Communications Capability.  The Authorized Participant has the capability to send and receive authenticated communications to and from (i) the Administrator, (ii) any custodian responsible for establishing and maintaining cash accounts and any custodian responsible for safekeeping Gold, including any subcustodian thereto, for each Fund (collectively, the “Custodian”), and (iii) the Authorized Participant’s custodian. The Authorized Participant shall confirm such capability to the reasonable satisfaction of the Administrator and the Custodian prior to placing its first order with the Administrator (whether it is a Purchase Order or a Redemption Order).

2.   EXECUTION OF PURCHASE ORDERS AND REDEMPTION ORDERS.

(a) Procedures.  All Purchase Orders or Redemption Orders shall be made in accordance with the terms of the Prospectus, this Agreement and, where applicable, the Procedures described in Annex II hereto. Each party hereto agrees to comply with the provisions of such documents to the extent applicable to it. To the extent there is a conflict between any provision of the Prospectus or this Agreement and the provisions of the applicable Procedures for a Fund, the Prospectus shall control. To the extent there is a conflict between any provision of this Agreement and the provisions of the applicable Procedures for a Fund, this Agreement shall control. It is contemplated that the telephone lines used by the Administrator will be recorded, and the Authorized Participant hereby consents to the recording of all calls with the Administrator and/or the Sponsor in connection with the purchase and redemption of Creation Units, provided that the Administrator and the Sponsor, as applicable, shall promptly provide copies of recordings of any such calls to the Authorized Participant upon the reasonable request of the Authorized Participant, unless such recordings have been erased or destroyed prior to receipt of such request in the normal course of business in accordance with the recording party’s general record keeping policies and procedures.  The parties agree that either party may use such recordings in connection with any dispute or proceeding relating to this Agreement.  The Administrator, the Sponsor and the Trust reserve the right to issue additional or other procedures relating to the manner of purchasing or redeeming Creation Units and the Authorized Participant agrees to comply with such procedures as may be issued from time to time, upon reasonable notice thereof, including but not limited to the Procedures that are referenced in Annex II hereto.

(b) Cancellation.  The Authorized Participant acknowledges and agrees that delivery of a Purchase Order or Redemption Order shall be irrevocable upon acceptance by the Administrator; provided that the Trust, and the Sponsor, on behalf of the Trust, reserves the right to reject any Purchase Order in accordance with the terms of the Prospectus and related documents until the trade is released, as described in Annex II hereto, and any Redemption Order that is not in “proper form” as specified in the Procedures; provided further that, in any case, the Sponsor will use reasonable efforts to notify the Authorized Participant prior to such rejection of any Purchase Order or Redemption Order and (to the extent it is permitted to do so) the reason for such rejection, and in the event that the rejection was due to the Purchase Order or Redemption Order not being in proper form, to the extent possible, provide the Authorized Participant an opportunity to place the Purchase Order or Redemption Order in proper form prior to rejection.  Neither the Administrator, the Trust nor the Sponsor shall be liable to any person by reason of the rejection of any Purchase Order or Redemption Order.

(c) Suspension of Redemptions.  The Trust may, in its discretion, and will, when so directed by the Sponsor, suspend the right of redemption, or postpone the applicable redemption settlement date, (i) for any period during which the U.S. national securities exchange or association where the Shares are principally listed (as specified in the Prospectus) (the “Listing Exchange”) is closed other than for customary weekend or holiday closings, or trading on the Listing Exchange is suspended or restricted; (ii) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of Gold is not reasonably practicable; or (iii) for such other period as the Sponsor determines to be necessary for the protection of Shareholders. Neither the Administrator, the Trust nor the Sponsor shall be liable to any person or liable in any way for any loss or damages that may result from any such rejection, suspension or postponement.

3.   GOLD TRANSFERS AND STANDARDS.

(a) Gold Transfers.  With respect to transfers of Gold contemplated by this Agreement, the Authorized Participant shall establish with the Custodian, or another Gold clearing bank of the London Precious Metals Clearing Limited (“LPMCL”) identified in writing by the Authorized Participant to the Custodian and the Sponsor, an unallocated account. Any Gold to be transferred in connection with any Order for the Trust shall be transferred between the Authorized Participant’s unallocated account (the “Participant Unallocated Account”) and the applicable Fund’s unallocated account (each, a “Fund Unallocated Account”) in accordance with the applicable Procedures and the Prospectus. The Authorized Participant shall be responsible for all costs and expenses relating to, or connected with, any transfer of Gold between the Participant Unallocated Account and the Fund Unallocated Account. Each of the Trust, the

Sponsor and the Administrator will have no liability for loss or damages suffered by the Authorized Participant or any party for which it is acting in respect of the Participant Unallocated Account. The liability of the Custodian or any other Gold clearing bank with respect to any such loss or damage will be governed by the terms of any Participant Unallocated Bullion Account Agreement entered into by such Custodian or clearing bank and the Authorized Participant. The Authorized Participant acknowledges that it is an unsecured creditor of such Custodian or clearing bank with respect to the Gold held in the Participant Unallocated Account and that such Gold is at risk in the event of such Custodian’s or clearing bank’s insolvency.

(b) Gold Standards.  All Gold to be transferred between the Trust, on behalf of a Fund, and the Authorized Participant in connection with any Order shall meet the applicable requirements as specified in the Prospectus and otherwise conform to the rules, regulations, practices and customs of the London Bullion Market Association (the “LBMA”), including the specifications for a London Good Delivery Bar. As provided in the Authorized Participant’s Participant Unallocated Bullion Account Agreement and in the Trust’s Unallocated Gold Account Agreement, amounts of Gold standing to the credit of the Participant Unallocated Account or a Fund Unallocated Account, as the case may be, are held on an unallocated basis, which, as provided by those agreements, means only that each of the Authorized Participant or the Trust, as the case may be, is entitled to call on the applicable Custodian to deliver, in accordance with the Good Delivery Rules for Gold Bars (the “Good Delivery Rules”) promulgated by LBMA, an amount of Gold equal to the amount of Gold standing to the credit of the Authorized Participant’s or the Trust’s relevant unallocated bullion account, as the case may be. The Sponsor and the Administrator may, from time to time, pursuant to the Declaration of Trust and as disclosed in the Prospectus, specify other gold bullion to be held by the Trust and which therefore may be transferred between the Trust and an Authorized Participant in connection with any Order, provided that such other gold bullion meets the standard of fineness specified under the Good Delivery Rules. A copy of the Good Delivery Rules may be obtained from the LBMA.

4.  PROSPECTUS, MARKETING MATERIALS AND REPRESENTATIONS.

(a) Availability of Prospectus.  The Authorized Participant hereby agrees that, for the term of this Agreement, the Sponsor, or its designee, may deliver the then-current Prospectus, and any revisions, supplements or amendments thereto or recirculation thereof, to the Authorized Participant in Portable Document Format (“PDF”) via electronic mail to such address as shall be provided by the Authorized Participant from time to time in lieu of delivering the Prospectus in paper form. The Authorized Participant may revoke the foregoing agreement at any time by delivering written notice to the Sponsor, or the Sponsor’s designee, and, whether or not such agreement is in effect, the Authorized Participant may, at any time, request reasonable quantities of the Prospectus, and any revisions, supplements or amendments thereto, or recirculation thereof, in paper form from the Sponsor or its designee. The Authorized Participant acknowledges that it has the capability to access, view, save and print material provided to it in PDF and that it will incur no appreciable extra costs by receiving the Prospectus in PDF instead of in paper form. The Sponsor will, when requested by the Authorized Participant, make available, or cause to be made available, at no cost, the software and technical assistance necessary to allow the Authorized Participant to access, view and print the PDF version of the Prospectus.

(b) Certain Covenants of the Sponsor.  The Sponsor, on its own behalf and as sponsor of each Fund, covenants and agrees to notify the Authorized Participant promptly of the happening of any event during the term of this Agreement that could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, to prepare and furnish, at the expense of the Trust, to the Authorized Participant promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change at such time and in such numbers as necessary to enable the Authorized Participant to comply with any obligation it may have to deliver such revised, supplemented or amended Prospectus to its customers that invest in the applicable Fund.

(c) Representations and Warranties of Authorized Participant.  The Authorized Participant represents, warrants and agrees that it will not make any representations involving statements of fact concerning Shares in connection with the offer and sale of Shares other than those that are consistent with the Trust’s then-current Prospectus or in any promotional materials or sales literature furnished to the Authorized Participant by the Sponsor. Subject to Section 4(d) below, the Authorized Participant agrees not to furnish or cause to be furnished to any person or display or publish any information or materials relating to Shares, including, without limitation, promotional materials and sales literature, advertisements, press releases, announcements, statements, posters, signs or other similar materials (“Marketing Materials), except (x) such information and materials as may be furnished to the Authorized Participant by the Sponsor; (y) such other information and materials as may be approved by the Sponsor, which approval shall not be unreasonably withheld or delayed; and (z) “Authorized Participant Institutional Sales Literature,” as defined in Section 4(d) below. Marketing Materials shall not include: (i) written materials of any kind which relate to asset allocation or strategic or economic matters that generally mention a Fund without recommending or describing the Fund; (ii) materials prepared and used for the Authorized Participant’s internal use only; (iii) brokerage communications prepared by the Authorized Participant in the normal course of its business; and (iv) research reports as described in Section 4(d) of this Agreement.

(d) Authorized Participant Materials.  Notwithstanding the foregoing, the Authorized Participant may, without the written approval of the Sponsor or the Trust, prepare and circulate, in the regular course of its business, sales commentary and research reports that include information, opinions or recommendations relating to Shares (i) for public dissemination, provided that such research reports compare the relative merits and benefits of Shares with other products and are not used for purposes of marketing Shares, and (ii) for internal use by the Authorized Participant. The Authorized Participant may, without the written approval of the Sponsor or the Trust, prepare and circulate in the regular course of its business or for internal use, research reports, institutional communications (as such term in defined in FINRA Rule 2210 or any successor rule), correspondence (as such term is defined in FINRA Rule 2210 or any successor rule) and other similar materials that include information, opinions or recommendations relating to Shares (the “Authorized Participant Institutional Sales Literature”),

provided that such Authorized Participant Institutional Sales Literature complies with applicable FINRA rules. The Authorized Participant may also prepare and circulate, in the regular course of its business, without having to refer to the Shares or the Trust’s then-current Prospectus, data and information relating to the price of gold.

(e) Due Diligence.  The Sponsor agrees to cooperate with the Authorized Participant in carrying out its reasonable due diligence with respect to this Agreement. For the avoidance of doubt, the Authorized Participant shall bear its own expenses incurred in connection with such due diligence investigation.

(f) Identification of Authorized Participant in Fund Materials.  The Sponsor shall ensure that the Prospectus contains an accurate and current listing of Authorized Participants, as may be required by the SEC or its Staff or applicable law. For as long as this Agreement is effective, the Authorized Participant agrees to be identified solely as an authorized participant of the Trust and each Fund, as applicable, (i) in any section of the Prospectus included within the Registration Statement and (ii) on the Fund’s website.

(g) Sanctions Program. The Authorized Participant represents, covenants and warrants solely to the Sponsor that it has established and presently maintains a sanctions program (the “Sanctions Program”) reasonably designed to prevent it from engaging in activities, financial transactions or other illicit purposes for or on behalf of individuals or entities in line with applicable sanctions laws and regulations, and it shall comply with the Sanctions Program and all applicable sanctions laws, regulations and rules now or hereafter in effect. The Authorized Participant acknowledges that that the Custodian may reject any deposit property which is subject to applicable sanctions, including without limitation OFAC sanctioned brands. The Authorized Participant represents that it will not cause the Fund to hold any Gold that originates from a financial crime or that is being or has been used to facilitate the violation of any sanctions.

5.   TITLE TO GOLD.

The Authorized Participant represents and warrants on behalf of itself and any party for which it acts that, upon delivery of a Creation Unit deposit to a Fund Unallocated Account in accordance with the terms of the Declaration of Trust and this Agreement, the applicable Fund will acquire good and unencumbered title to the Gold which is the subject of such Creation Unit deposit, free and clear of all pledges, security interests, liens, charges, taxes, assessments, encumbrances, equities, claims, options or limitations of any kind or nature, fixed or contingent, and not subject to any adverse claims, including any restriction upon the sale or transfer of all or any part of such Gold which is imposed by any agreement or arrangement entered into by the Authorized Participant or any party for which it is acting in connection with a Purchase Order.

6.   FEES.

In connection with each Order by an Authorized Participant to create or redeem one or more Creation Units, the Administrator shall charge, and the Authorized Participant shall pay to the Administrator, a transaction fee as described in the Prospectus, which may be changed by the

Sponsor at any time in its sole discretion. In addition, the Sponsor may waive the transaction fee on the creation or redemption of Creation Units for one or more Authorized Participants from time to time in its sole discretion. These transaction fees are paid directly by the Authorized Participant and not by a Fund or the Trust.

7.  ROLE OF AUTHORIZED PARTICIPANT.

(a) No Agency.  Each party acknowledges and agrees that for all purposes of this Agreement, the Authorized Participant will be deemed to be an independent contractor, and will have no authority to act as agent for the Trust, any Fund, the Sponsor, the Administrator or the Custodian in any matter or in any respect.

(b) Availability of Authorized Participant.  The Authorized Participant will make itself and its employees available, upon request, during normal business hours to consult with the Sponsor, the Administrator and the Custodian or their designees concerning the performance of the Authorized Participant’s responsibilities under this Agreement.

(c) DTC Participant.  In executing this Agreement, the Authorized Participant agrees that it shall be bound by the applicable obligations of a DTC Participant in addition to any obligations that it undertakes hereunder or in accordance with the Prospectus or Declaration of Trust.

(d) Records of Sales.  The Authorized Participant agrees, to the extent required by applicable law, to maintain records of all sales of Shares made by or through it and to furnish copies of such records to the Trust or the Sponsor upon the reasonable written request of the Trust or the Sponsor, subject to its applicable customer information protection rules, regulations, internal policies and undertakings to maintain such information in confidence.

8.   AUTHORIZED PERSONS OF THE AUTHORIZED PARTICIPANT.

(a) Authorized Persons.  Concurrently with the execution of this Agreement, and from time to time thereafter as may be requested by the Administrator, the Authorized Participant shall deliver to the Administrator, the Sponsor and the Trust, duly certified as appropriate by its Secretary or other duly authorized official, a certificate substantially in the form attached hereto as Annex IV to this Agreement, setting forth the names and signatures of all persons authorized to give instructions relating to any activity contemplated hereby or any other notice, request or instruction on behalf of the Authorized Participant (each such person an “Authorized Person”). Such certificate may be accepted and relied upon by the Administrator, the Sponsor and the Trust as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until delivery to the Administrator, the Sponsor and the Trust of a superseding certificate bearing a subsequent date (or the termination of this Agreement, if earlier). Upon the termination or revocation of authority of such Authorized Person by the Authorized Participant, the Authorized Participant shall give prompt written notice of such fact to the Administrator, the Sponsor and the Trust and such notice shall be effective upon receipt by the Administrator, the Sponsor and the Trust.

(b) PIN Number.  The Administrator shall issue to each Authorized Person a unique personal identification number (“PIN Number”) by which such Authorized Person shall be identified and instructions issued by the Authorized Participant hereunder shall be authenticated. The PIN Number shall be kept confidential and only provided to Authorized Persons and other employees of the Authorized Participant who have a reasonable need-to-know, unless required under applicable law. If after issuance, an Authorized Person’s PIN Number is changed, the new PIN Number will become effective on a date mutually agreed upon by the Authorized Participant and the Administrator.  Upon the termination or revocation of authority of such Authorized Person by the Authorized Participant, the Authorized Participant shall give prompt written notice of such fact to the Administrator, the Sponsor and the Trust and such notice shall be effective upon receipt by the Administrator, the Sponsor and the Trust.  The Administrator agrees promptly to cancel the PIN Number assigned to an Authorized Person upon receipt of written notice from the Authorized Participant that an Authorized Person’s authority to act for it has been terminated.

(c) Verification. The Administrator shall assume that all instructions issued to it using a PIN Number have been properly placed by an Authorized Person, unless the Administrator has actual knowledge to the contrary or the Authorized Participant has properly revoked such PIN as provided herein. Neither the Administrator, the Sponsor nor the Trust shall have any obligation to verify that an Order is being placed by an Authorized Person.

9.  REDEMPTION.

(a) Business Day.  The Authorized Participant understands and agrees that Redemption Orders may be submitted only on days that the Listing Exchange is open for trading or business (“Business Day”).

(b) Transferability of Fund Shares. The Authorized Participant represents, warrants and agrees that, as of the close of a Business Day on which it has placed any Redemption Order for the purpose of redeeming any Creation Unit of Shares of any Fund, it or any party for which it is acting (whether a customer or otherwise, a “Participant Client”), as the case may be, will own (within the meaning of Rule 200 of Regulation SHO) or has arranged to borrow for delivery to the Trust on or prior to the settlement date of the Redemption Order the number of Shares of the relevant Fund to be redeemed as a Creation Unit.  In either case, the Authorized Participant acknowledges that: (i) it has or, if applicable, its Participant Client has, as of the close of the Business Day on which it has placed the Redemption Order, full legal authority and legal right to place the order for redemption for the requisite number of Shares of the applicable Fund; (ii) it has or, if applicable, its Participant Client has, full legal authority and legal right to receive the entire proceeds of the redemption on the settlement date; and (iii) if such Shares submitted for redemption have been loaned or pledged to another party or are the subject of a repurchase agreement, securities lending agreement or any other arrangement affecting legal or beneficial ownership of such Shares being submitted for redemption, there are no restrictions precluding the delivery of such Shares (including borrowed shares, if any) for redemption, free and clear of liens, on the settlement date.  In the event that the Sponsor, the Administrator and/or the Trust have reason to believe that the Authorized Participant does not own or have available for delivery the requisite number of Shares of the relevant Fund to be redeemed as a Creation Unit to deliver by the settlement date, the Sponsor, the Administrator and/or the Trust may require the Authorized Participant to deliver or execute supporting documentation evidencing ownership or its right to deliver sufficient Shares of the relevant Fund in order for the Redemption Order to be in proper form and, if such documentation is not satisfactory to the Sponsor, the Administrator and/or the Trust, in their reasonable discretion, the Sponsor, the Trust and/or the Administrator, in consultation with the Sponsor and the Trust, may reject without liability the Redemption Order.  Failure to deliver or execute the requested supporting documentation may result in the Authorized Participant’s Redemption Order being rejected as not in proper form.

10.  INDEMNIFICATION.

(a) Indemnification by the Authorized Participant.  The Authorized Participant hereby agrees to indemnify and hold harmless the Sponsor, the Trust, each Fund, the Administrator, the Custodian, and their respective subsidiaries, affiliates, directors, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each an “AP Indemnified Party”) from and against any loss, liability, damage and reasonable cost and expense (including reasonable attorneys’ fees) incurred by such AP Indemnified Party as a result of: (i) any material breach by the Authorized Participant of any provision of this Agreement that relates to such Authorized Participant; (ii) any representation provided by the Authorized Participant herein that is false or misleading in any material respect or omits material information necessary to make the statement contained therein complete; (iii) any material failure on the part of the Authorized Participant to perform any of its obligations set forth in the Agreement; (iv) any failure by the Authorized Participant to comply with applicable laws to the extent relating to its role as an authorized participant hereunder, including applicable rules and regulations of self-regulatory organizations; (v) actions of such AP Indemnified Party taken pursuant to any instructions issued in accordance with Annex II hereto (as may be amended from time to time) reasonably believed by an AP Indemnified Party to be genuine and to have been given by the Authorized Participant, except to the extent that the Authorized Participant had previously revoked a PIN Number used in giving such instructions or representations (where applicable) and such revocation was given by the Authorized Participant in writing and received by the Administrator, the Sponsor and the Trust in accordance with the terms of Section 8(b) hereto; or (vi) any (1) representation by the Authorized Participant, its employees or its agents or other representatives about the Shares or any AP Indemnified Party that is not consistent with the Trust’s then-current Prospectus made in connection with the offer or the solicitation of an offer to buy or sell Shares, or (2) untrue statement or alleged untrue statement of a material fact contained in any research reports, marketing material and sales literature described in Section 4 hereof, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent that such statement or omission relates to factual information about the Shares, or any AP Indemnified Party, unless, in either case, such representation, statement or omission (x) was made or included by the Sponsor in materials furnished by the Sponsor to the Authorized Participant, or by the Authorized Participant at the written direction of the Sponsor, or (y) is based upon any misstatement of a material fact or omission or alleged omission by the Trust or the Sponsor to state a material fact in connection with such representation, statement or omission necessary to make such representation, statement or omission not misleading. The Authorized Participant shall not have any obligation to indemnify the AP Indemnified Party for any damages to the extent arising out of mistakes or errors in data provided to the Authorized Participant by such AP Indemnified Party.  The Authorized Participant shall not be liable under the indemnity contained in this Section with respect to any claim made against any AP Indemnified Party unless the AP Indemnified Party shall have notified the Authorized Participant in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the AP Indemnified Party (or after the AP Indemnified Party shall have received notice of service on any designated agent).  However, failure to notify the Authorized Participant of any claim shall not relieve the Authorized Participant from any liability that it may have to any AP Indemnified Party against whom such action is brought otherwise than on account of the indemnity agreement contained in this Section and shall only release it from such liability under this Section to the extent it has been materially prejudiced by such failure to receive notice.

(b) Indemnification by the Sponsor.  The Sponsor hereby agrees to indemnify and hold harmless the Authorized Participant and its respective subsidiaries, affiliates, directors, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each a “Sponsor Indemnified Party”) from and against any loss, liability, damage and reasonable cost and expense (including reasonable attorneys’ fees) incurred by such Sponsor Indemnified Party as a result of: (i) any material breach by the Sponsor of any provision of this Agreement that relates to the Sponsor; (ii) any material failure on the part of the Sponsor to perform any of its obligations set forth in this Agreement; (iii) any failure by the Sponsor to comply with applicable laws in connection with this Agreement, except the Sponsor shall not be required to indemnify a Sponsor Indemnified Party to the extent that such failure was caused by the Sponsor’s reasonable reliance on instructions given or representations made by one or more Sponsor Indemnified Parties; (iv) actions of such Sponsor Indemnified Party taken in reasonable reliance upon any instructions issued or representations made in accordance with Annex II hereto (as amended from time to time) reasonably believed by the Sponsor Indemnified Party to be genuine and to have been given by or on behalf of the Sponsor; or (v) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement of the Trust as originally filed with the SEC or in any amendment thereof, or in any Prospectus, or any amendment thereof or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except those statements in the Registration Statement or the Prospectus based on information furnished in writing by or on behalf of the Authorized Participant expressly for use in the Registration Statement or the Prospectus. The Sponsor shall not be liable to any Sponsor Indemnified Party for any damages arising directly out of (w) mistakes or errors in data provided to the Sponsor by a Sponsor Indemnified Party, or (x) any action of a service provider to the Trust, except to the extent such service provider acted under the direction of the Sponsor, the Administrator or Trust, or such service provider is an affiliate of any of them, and acted negligently in taking or failing to take an action.  The Sponsor shall not be liable under the indemnity agreement contained in this Section with respect to any claim made against any Sponsor Indemnified Party unless the Sponsor Indemnified Party shall have notified the Sponsor in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Sponsor Indemnified Party (or after the Sponsor Indemnified Party shall have received notice of service on any designated agent). However, failure to notify the Sponsor of any claim shall not relieve the Sponsor from any liability that it may have to any Sponsor Indemnified Party against whom such action is brought otherwise than on account of the indemnity agreement contained in this Section and shall only release it from such liability under this Section to the extent it has been materially prejudiced by such failure to receive notice.

(c) Excuse from Indemnification.  Other than with respect to Sections 10(a)(vi)(2) and (b)(v), this Section 10 shall not apply and a party shall not have an obligation to indemnify an AP Indemnified Party or Sponsor Indemnified Party, as the case may be, and its related indemnified persons to the extent that any such losses, liabilities, damages, costs and expenses (“Losses”) are directly caused by, incurred as a result of, or in connection with, any gross negligence, bad faith, or willful misconduct on the part of the party seeking to be indemnified.  The term “affiliate” in this Section 10 shall include, with respect to any person, entity or organization, any other person, entity or organization which directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such person, entity or organization.

(d) Defense & Settlement.  The applicable indemnifying party shall be entitled, at its option, to exercise sole control and authority over the defense and settlement of such action.  The indemnifying party is not authorized to accept any settlement that does not provide the applicable indemnified party with a complete release or that imposes liability not covered by these indemnifications or places restrictions on the indemnified party or causes reputational harm to the indemnified party, in each case, without the prior written consent of the indemnified party.

 11.  LIMITATION OF LIABILITY.

(a) No Implied Covenants or Obligations.  The parties undertake to perform such duties and only such duties as are expressly set forth herein, or expressly incorporated herein by reference, and no implied covenants or obligations shall be read into this Agreement against any party.
(b) Miscellaneous Limitations on Liability.  Other than in connection with a material misstatement or omission of a material fact in the Registration Statement or the Prospectus, arising from information provided by a party hereto, in the absence of bad faith, negligence or willful misconduct on its part, neither the Sponsor nor the Authorized Participant, whether acting directly or through agents or attorneys, shall be liable for any action taken, suffered or omitted or for any error of judgment made by either of them in the performance of their duties hereunder.  Neither the Sponsor nor the Authorized Participant shall be liable for any error of judgment made in good faith unless the party exercising such shall have been negligent in ascertaining the pertinent facts necessary to make such judgment.  In the absence of bad faith, gross negligence or willful misconduct on its part, the Administrator, whether acting directly or through agents or attorneys, shall not be liable for any action taken, suffered or omitted or for any error of judgment made in the performance of its duties hereunder.  The Administrator shall not be liable for any error of judgment made in good faith unless it shall have been grossly negligent in ascertaining the pertinent facts necessary to make such judgment.  In no event shall the Sponsor, Administrator or Authorized Participant be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profit), even if such parties have been advised of the likelihood of such loss or damage and regardless of the form of action.

In no event shall the Sponsor, Administrator or Authorized Participant be liable for the acts or omissions of DTC or any successor or other depository.
(c) Force Majeure.  The Sponsor, Administrator and Authorized Participant shall not be responsible or liable for any failure or delay in the performance of their obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; terrorism; sabotage; epidemics; riots; interruptions; loss or malfunction of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions.
(d) Reliance on Instructions.  The Sponsor and Administrator may conclusively rely upon, and shall be fully protected in acting or refraining from acting upon, any communication authorized hereby and upon any written or oral instruction, notice, request, direction or consent reasonably believed by them to be genuine.
(e) Ambiguous Instructions.  If a Purchase Order or a Redemption Order otherwise in good form contains order terms that differ from the information provided in the telephone call at the time of issuance of the applicable order number, the Administrator will attempt to contact one of the Authorized Persons of the Authorized Participant to request confirmation of the terms of the Order. If an Authorized Person confirms the terms as they appear in the Order, then the Order will be accepted and processed. If an Authorized Person contradicts the Order terms, the Order will be deemed invalid, and a corrected Order must be received by the Administrator, as the case may be, not later than the earlier of:  (i) within 15 minutes of such contact with the Authorized Person; or (ii) 45 minutes after the Order Cut-Off Time (as described in the applicable Procedures). If the Administrator is not able to contact an Authorized Person, then the Order shall be accepted and processed in accordance with its terms notwithstanding any inconsistency from the terms of the telephone information. In the event that an Order contains terms that are illegible, the Order will be deemed invalid and the Administrator will attempt to contact one of the Authorized Persons of the Authorized Participant to request retransmission of the Order. A corrected Order must be received by the Administrator not later than the earlier of:  (i) within 15 minutes of such contact with the Authorized Person or (ii) 45 minutes after the Order Cut-Off Time (as described in the applicable Procedures), as the case may be.
(f) Financial Liability of Administrator.  The Administrator shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder, except as may be required as a result of its own gross negligence, willful misconduct or bad faith.

(g) Tax Liability. To the extent any payment of any transfer tax, sales or use tax, stamp tax, recording tax, value added tax or any other similar tax or government charge applicable to the creation or redemption of any Creation Unit of Shares of any Fund made pursuant to this Agreement is imposed, the Authorized Participant shall be responsible for the payment of such tax or government charge regardless of whether or not such tax or charge is imposed directly on the Authorized Participant. To the extent the Trust, the Sponsor or the Administrator is required by law to pay any such tax or charge, the Authorized Participant agrees to promptly indemnify such party for any such payment, together with any applicable penalties, additions to tax or interest thereon.  The Sponsor and the Administrator agree to use their best efforts to notify the Authorized Participant of all transfer taxes, sales or use taxes, stamp taxes, recording taxes, value added taxes or any other similar tax or government charge that the Authorized Participant may incur in the future in connection with the creation or redemption of any Creation Unit of Shares.

(h) Trust as a Third Party Beneficiary.  The Authorized Participant understands and agrees that the Trust is a third-party beneficiary to this Agreement, and is entitled, and intends, to proceed directly against the Authorized Participant in the event that the Authorized Participant fails to honor any of its obligations pursuant to this Agreement that benefit the Trust.

12.  ACKNOWLEDGMENT.

The Authorized Participant acknowledges receipt of the Declaration of Trust and Prospectus and represents that it has reviewed and understands such documents.

13.  NOTICES.

Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery or by postage prepaid registered or certified United States first class mail, return receipt requested, or by electronic mail or facsimile or similar means of same day delivery (with a confirming copy by mail). Unless otherwise notified in writing, all notices to the Trust shall be at the address, electronic mail address or telephone or facsimile numbers as follows:

Attn:

All notices to the Authorized Participant, the Sponsor and the Administrator shall be directed to the address, electronic mail address, or telephone or facsimile numbers indicated below the signature line of such party.

14.  EFFECTIVENESS; TERMINATION; AMENDMENT.

(a) Effectiveness.  This Agreement shall become effective upon delivery to and execution by the parties hereto.

(b) Termination.  This Agreement may be terminated at any time by any party upon sixty (60) calendar days’ prior written notice to the other parties and may be terminated earlier by the Trust or the Sponsor at any time in the event of a breach by the Authorized Participant of any provision of this Agreement or the procedures described or incorporated herein, or upon the insolvency of the Authorized Participant. This Agreement may be terminated immediately by a party at such time as the Trust, the Sponsor or the Authorized Participant becomes insolvent or becomes the subject of a bankruptcy proceeding or winding up.

(c) Amendment.  This Agreement may be amended only by a written instrument executed by all the parties; provided, however, that if an amendment to the Agreement is required in order to conform the Agreement to applicable law, then the Sponsor shall provide the Authorized Participant and the Administrator with prompt notice of such amendment, and the next Creation Unit created by the Authorized Participant shall be deemed to constitute the Authorized Participant’s acceptance of such amendment. The Procedures attached as Annex II and any Exhibit thereto may be amended, modified or supplemented by the Trust, the Administrator and the Sponsor, without consent of the Authorized Participant from time to time by the following procedure. After the proposed amendment, modification or supplement has been agreed to by the Trust, the Administrator and the Sponsor, the Administrator will mail or send via email a copy of the proposed amendment, modification or supplement to the Authorized Participant in accordance with Section 13 above. For the purposes of this Agreement, mail will be deemed received by the recipient thereof on the third (3rd) day following the deposit of such mail into the United States postal system. Within fifteen (15) calendar days after its deemed receipt, the amendment, modification or supplement will become part of this Agreement, the Annex or the Exhibits, as the case may be, in accordance with its terms unless the Authorized Participant objects to the proposed amendment, modification or supplement in writing, which shall include objection by electronic mail.

15.  GOVERNING LAW; CONSENT TO JURISDICTION.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York (regardless of the laws that might otherwise govern under applicable New York conflict of laws principles) as to all matters, including matters of validity, construction, effect, performance and remedies. Each party hereto irrevocably consents to the jurisdiction of the courts of the State of New York located in the Borough of Manhattan and of the U.S. District Courts for the Southern District of New York and the appellate courts therefrom in such State in connection with any action, suit or other proceeding arising out of or relating to this Agreement or any action taken or omitted hereunder, and waives any claim of forum non conveniens and any objections as to laying of venue. Each party further waives personal service of any summons, complaint or other process and agrees that service thereof may be made by certified or registered mail directed to such party at such party’s address for purposes of notices hereunder.  EACH PARTY HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

16.  SUCCESSORS AND ASSIGNS.

This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

17.  ASSIGNMENT.

Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party without the prior written consent of the other parties, except that any entity into which a party hereto may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion or consolidation to which such party hereunder shall be a party, or any entity succeeding to all or substantially all of the business of the party, shall be the successor of the party under this Agreement. The party resulting from any such merger, conversion, consolidation or succession shall notify the other parties hereto of the change. Any purported assignment in violation of the provisions hereof shall be null and void. Notwithstanding the foregoing, this Agreement shall be automatically assigned to any successor Sponsor at such time such successor qualifies as a successor Sponsor under the terms of the Declaration of Trust.

18.  INTERPRETATION.

The section and sub-section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

19.  ENTIRE AGREEMENT.

This Agreement, along with any other agreement or instrument delivered pursuant to this Agreement, supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof.

20.  SEVERANCE.

 If any provision of this Agreement is held by any court or any act, regulation, rule or decision of any other governmental or supra national body or authority or regulatory or self-regulatory organization to be invalid, illegal or unenforceable for any reason, it shall be invalid, illegal or unenforceable only to the extent so held and shall not affect the validity, legality or enforceability of the other provisions of this Agreement and this Agreement will be construed as if such invalid, illegal or unenforceable provision had never been contained herein; provided, however, that if a party to this Agreement determines in its reasonable judgment that the provision of this Agreement that was held invalid, illegal or unenforceable does affect the validity, legality or enforceability of one or more other provisions of this Agreement, and that this Agreement should not be continued without the provision that was held invalid, illegal or unenforceable, then the party shall notify the other party to this Agreement of such determination, whereupon this Agreement shall immediately terminate.

21.  NO STRICT CONSTRUCTION.

The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

22.  SURVIVAL.

Sections 4 (Prospectus, Marketing Materials and Representations), 10 (Indemnification), 11 (Limitation of Liability) and 15 (Governing Law; Consent to Jurisdiction) hereof, as well as this Section 22, shall survive the termination of this Agreement.

23.  OTHER USAGES.

The following usages shall apply in interpreting this Agreement: (i) references to a governmental or quasigovernmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of such agency, authority or instrumentality; and (ii) “including” means “including, but not limited to.”

24.  COUNTERPARTS.

This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.  A telecopied facsimile of an executed counterpart of this Agreement, or an electronically transmitted PDF copy of an executed counterpart of this Agreement, shall be sufficient to evidence the binding agreement of each party to the terms hereof.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the day and year written below.

DATED:  ____________, 2022

 FRANKLIN HOLDINGS, LLC
Sponsor of the Trust

 BY:
NAME:
TITLE:
ADDRESS:
TELEPHONE:
FACSIMILE:
E-MAIL:

[NAME OF AUTHORIZED PARTICIPANT]

BY:
NAME:
TITLE:
ADDRESS:
TELEPHONE:
FACSIMILE:
E-MAIL:

NAME OF AUTHORIZED PARTICIPANT’S PARTICIPANT UNALLOCATED ACCOUNT:

THE BANK OF NEW YORK MELLON
Administrator and Transfer Agent of the Trust

BY:
NAME:
TITLE:
ADDRESS:
TELEPHONE:
FACSIMILE:
E-MAIL:

ANNEX I
TO
AUTHORIZED PARTICIPANT AGREEMENT
FOR FRANKLIN TEMPLETON HOLDINGS TRUST
(effective as of _______  ____, 2022)

SERIES OF THE TRUST

Franklin Responsibly Sourced Gold ETF

ANNEX II
TO
AUTHORIZED PARTICIPANT AGREEMENT
FOR FRANKLIN TEMPLETON HOLDINGS TRUST

PROCEDURES FOR PROCESSING
PURCHASE ORDERS AND REDEMPTION ORDERS

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION
Section 1.01 Definitions. For purposes of these Creation and Redemption Procedures (the “Procedures”), unless the context otherwise requires, the following terms will have the following meanings:
“Applicable Transaction Fee” shall mean, for any date of determination, the nonrefundable transaction fee applicable to an Order, as described in the Prospectus as of such date.
“Authorized Participant” shall have the meaning ascribed to the term in the introductory paragraph of the Authorized Participant Agreement.
“Authorized Participant Agreement” or “Agreement” shall mean the Authorized Participant Agreement to which these Procedures are attached as Annex II.
“Basket” shall mean 50,000 Shares (or such number as shall be designated pursuant to the Transfer Agency Agreement).
“Basket Gold Amount” shall mean an amount of gold in unallocated form equal to the aggregate NAV of Shares included in one or more Baskets that are part of an Order.
“Business Day” shall mean any day other than: (i) a Saturday, Sunday or other day on which the Exchange is closed for regular trading, and, in respect of any action to be taken by the Transfer Agent, on which the Transfer Agent is not open for business; or (ii) a day on which banking institutions in the United Kingdom are authorized or permitted by law to close or a day on which the London gold market is closed; or (iii) a day on which banking institutions in the United Kingdom are authorized or permitted to be open for less than a full day or the London gold market is open for trading for less than a full day and transaction procedures required to be executed or completed before the close of the day may not be so executed or completed.
“Creation” shall mean the process that begins when an Authorized Participant first indicates to the Transfer Agent its intention to purchase one or more Baskets pursuant to these Procedures and concludes with the issuance by the Fund and Delivery to such Authorized Participant of the corresponding number of Baskets.

“Creation and Redemption Line” shall mean a telephone number for the BNYM ETF Order Desk Administrator designated as such by the Transfer Agent and communicated to each Authorized Participant in compliance with the notice provisions of the respective Authorized Participant Agreement.
“Custodian” shall mean J.P. Morgan Chase Bank, N.A., London branch (“J.P. Morgan”) and any sub-custodians appointed by J.P. Morgan in accordance with its Custody Agreements with the Trust.
“Delivery” shall mean full delivery of constituents of a Basket to or from (as the context may be require) the Fund’s account at the Transfer Agent.
“DTC” shall mean The Depository Trust Company, its nominees and their respective successors.
“Exchange” shall mean the applicable national securities exchange where the Shares are listed, or any successor thereto.  The Shares will be listed on NYSE Arca, Inc.
“Fund” shall mean the series of the Trust listed in Annex I.
“LBMA Gold Price PM” means the price of physical gold obtained from auctions conducted by ICE Benchmark Administration, a benchmark administrator appointed by the London Bullion Market Association, at 3:00 p.m., London Time on a Business Day.
“NAV” shall mean the net asset value of a Share of the Fund on an Order Date, calculated in accordance with the valuation procedures described in the Prospectus.
“Order” shall mean a Purchase Order or a Redemption Order.
“Order Cut-Off Time” shall mean 3:59:59 p.m. (New York time) on a Business Day.
“Order Date” shall mean the Business Day on which a Purchase Order or Redemption Order was received prior to the Order Cut-Off Time.
“Prospectus” shall have the meaning ascribed to the term in the Authorized Participant Agreement.
“Purchase Order” shall mean an order to purchase one or more Baskets.
“Redemption” shall mean the process that begins when an Authorized Participant first indicates to the Transfer Agent its intention to redeem one or more Baskets pursuant to these Procedures and concludes with Delivery by the Transfer Agent of the corresponding Basket Gold Amount to such Authorized Participant.
“Redemption Order” shall mean an order to redeem one or more Baskets.
“Shareholders” shall mean owners of Shares.
“Shares” shall mean shares issued by the Fund representing units of beneficial interest in the Fund.
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“Sponsor” shall mean Franklin Holdings, LLC, a Delaware limited liability company having its principal office and place of business at One Franklin Parkway, San Mateo, California, in its capacity as sponsor under the Declaration of Trust for the Trust, and any successor thereto in compliance with the provisions thereof.
“Transfer Agency Agreement” shall mean the Transfer Agency and Service Agreement between the Transfer Agent and the Trust.
“Transfer Agent” shall mean The Bank of New York Mellon, a New York corporation authorized to do banking business.
“Trust” shall mean the Franklin Templeton Holdings Trust, a Delaware statutory trust.
“Trust Unallocated Gold Account” shall mean the Trust’s custody account for unallocated gold held by the Custodian.

Interpretation. In these Procedures:Unless otherwise indicated, all references to Sections, clauses, paragraphs, schedules or exhibits, are to Sections, clauses, paragraphs, schedules or exhibits in or to these Procedures.

The words “hereof”, “herein”, “hereunder” and words of similar import shall refer to these Procedures as a whole, and not to any individual provision in which such words may appear.
A reference to any statute, law, decree, rule, regulation or other applicable norm shall be construed as a reference to such statute, law, decree, rule, regulation or other applicable norm as re-enacted, re-designated or amended from time to time.

A reference to any agreement, instrument or document shall be construed as a reference to such agreement, instrument or document as the same may have been amended from time to time in compliance with the provisions thereof.

Section 1.03 Conflicts. In case of conflict between any provision of these Procedures and the terms of the Transfer Agency Agreement, the terms of the Transfer Agency Agreement shall control.

ARTICLE II

CREATION PROCEDURES
Section 2.01 Creations of Shares. From and after the date hereof, the issuance and Delivery of Shares shall take place only in integral numbers of Baskets in compliance with the following rules:
(a) Authorized Participants wishing to acquire from the Fund one or more Baskets shall place a Purchase Order with the Transfer Agent on any Business Day. Purchase Orders received by the Transfer Agent prior to the Order Cut-Off Time on a
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Business Day shall have such Business Day as the Order Date. Purchase Orders received by the Transfer Agent on or after the Order Cut-Off Time on a Business Day shall be considered received at the opening of business on the next Business Day and shall have as their Order Date such next Business Day.

The Sponsor may, in its discretion, suspend Creations, or postpone the settlement date of a Purchase Order, (i) for any period during which the Exchange is closed other than for customary holidays or weekend closings or when trading is suspended or restricted; (ii) for any period during which an emergency exists as a result of which the fulfillment of a Purchase Order is not reasonably practicable; or (iii) for such other period as the Sponsor determines to be necessary for the protection of Shareholders. The Sponsor will not be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

(b) For purposes of Section 2.01(a) above, a Purchase Order shall be deemed “received” by the Transfer Agent only when each of the following has occurred:
(i) An Authorized Person shall have either: (1) placed a telephone call to the Creation and Redemption Line informing the Transfer Agent that the Authorized Participant wishes to place a Purchase Order for a specified number of Baskets, which is confirmed by a faxed order form within 15 minutes of the telephone call; or (2) placed a Purchase Order through the electronic order entry system portal BNYM ETF Center Interface, the use of which shall be subject to the terms and conditions of the Order Entry System Terms and Conditions attached hereto as Annex III.
(ii) The Transfer Agent shall have sent a confirmation to the Authorized Participant that a Purchase Order for a specified number of baskets has been received by the Transfer Agent from an Authorized Person for the Authorized Participant’s account.
THE AUTHORIZED PARTICIPANT SHOULD NOTE THAT WHEN THE TELEPHONIC METHOD OF SUBMITTING ORDERS IS USED, THE TELEPHONE CALL IN WHICH THE ORDER NUMBER IS ISSUED INITIATES THE ORDER PROCESS BUT DOES NOT ALONE CONSTITUTE THE ORDER. A TELEPHONIC ORDER OR REQUEST CAN ONLY COMPLETED AND PROCESSED UPON RECEIPT OF THE FAXED ORDER FORM SUBMISSION.

(c) The Transfer Agent (acting in consultation with the Sponsor), the Fund and/or the Sponsor shall have the absolute right, but shall have no obligation, to reject any Purchase Order:  (i)  if the Purchase Order is determined by the Transfer Agent or the Sponsor not to be in proper form, (ii)  if the Transfer Agent or the Sponsor believes that the acceptance or receipt of the Purchase Order would have adverse tax consequences to the Fund or to owners of Shares, (iii) if the acceptance or receipt of the Purchase Order would, in the opinion of counsel to the Sponsor, be unlawful, (iv) if the Fund determines that acceptance of the order from an Authorized Participant would expose the Fund to credit risk, (v) if circumstances outside of the control of the Sponsor, Transfer Agent or
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Custodian make it for all practical purposes not feasible to process Purchase Orders, (vi) if the Custodian has informed the Trustee and the Sponsor that it is unable to allocate gold to the Fund Allocated Gold Account, or (vii) as deemed necessary or advisable by the Sponsor, for any reason in its sole discretion at any time or from time to time. In addition, each of the Trust and the Sponsor reserves the right to reject any Purchase Order in compliance with the provisions of the Declaration of Trust.  Neither the Transfer Agent, the Fund nor the Sponsor shall be liable to any person for rejecting a Purchase Order. Prior to the transmission of the Transfer Agent’s confirmation of acceptance, a Purchase Order will only represent the Authorized Participant’s unilateral offer to deposit the Basket Gold Amount in exchange for one or more Baskets and will have no binding effect upon the Trust, the Sponsor or the Transfer Agent or any other party. Upon the delivery of any such confirmation of acceptance of a Purchase Order in accordance with the foregoing, the Trust and the Authorized Participant shall be bound thereby and each of the Authorized Participant, the Trust, the Sponsor and the Transfer Agent shall be bound by the terms of these Procedures, the Authorized Participant Agreement and the Transfer Agency and Service Agreement applicable to it with respect to such Purchase Order.

After the calculation of NAV on the Order Date of a Purchase Order, the Transfer Agent shall communicate the amount of the Basket Gold Amount to be paid by the Authorized Participant to the Trust no later than 7:00 p.m. (New York time) on the Order Date of a Purchase Order.

(d) The Authorized Participant shall transfer the Basket Gold Amount to the Trust Unallocated Gold Account no later than 4:00 p.m. (London time) on the second Business Day following the Order Date of a Purchase Order.  The Authorized Participant shall bear any costs and risk of loss associated with transferring the Basket Gold Amount until the Basket Gold Amount is credited to the Trust Unallocated Gold Account by the Custodian.

(e) On the second Business Day following the Order Date corresponding to a Purchase Order, or on such other date as the Sponsor in its discretion may agree, the Trust shall issue the aggregate number of Shares corresponding to the Baskets ordered by the Authorized Participant and the Transfer Agent shall deliver them by credit to the account at DTC which the Authorized Participant shall have identified for such purpose, provided that on the date such issuance is to take place:
(i) the Transfer Agent shall have received confirmation of the Authorized Participant’s delivery of the Basket Gold Amount and the Applicable Transaction Fee; and
(ii) any other conditions to the issuance under the Transfer Agency and Service Agreement shall have been satisfied.

(f) Unless the Sponsor has agreed with the Authorized Participant to extend the settlement date of a Purchase Order until the third Business Day following the Order Date of a Purchase Order, in the event that, by 4:30 p.m. (New York time) on the second
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Business Day following the Order Date of a Purchase Order governed by Section 2.01(d) above, the Transfer Agent is unable to confirm the Authorized Participant’s transfer of the Basket Gold Amount pursuant to such Purchase Order, the Sponsor may, or cause the Transfer Agent to, cancel such Purchase Order and will send via fax or electronic mail message notice of such cancellation to the respective Authorized Participant and the Transfer Agent.

(g) In all other cases, the Trust shall issue the aggregate number of Shares corresponding to the Baskets ordered by the Authorized Participant and the Sponsor shall instruct the Transfer Agent to deliver them by credit to the account at DTC which the Authorized Participant shall have identified for such purpose on the Business Day on which the conditions set forth in clauses (i) to (ii) of Section 2.01(e) above shall have been met.

(h) The foregoing provisions notwithstanding, neither the Sponsor nor the Transfer Agent shall be liable for any failure or delay in making Delivery of Shares in respect of a Purchase Order arising from nuclear fission or fusion, radioactivity, war, terrorist event, invasion, insurrection, civil commotion, riot, strike, act of government, public authority, public service or utility problems, power outages resulting in telephone, telecopy and computer failures, act of God such as fires, floods or extreme weather conditions, market conditions or activities causing trading halts, systems failures involving computer or other information systems affecting the Trust, the Sponsor, the Transfer Agent, the Custodian or sub-custodian and similar extraordinary events beyond the Sponsor’s or the Transfer Agent’s reasonable control. In the event of any such delay, the time to complete Delivery in respect of a Purchase Order will be extended for a period equal to that during which the inability to perform continues.

ARTICLE III

REDEMPTION PROCEDURES

    Section 3.01 Redemption of Shares. Redemption of Shares shall take place only in integral numbers of Baskets in compliance with the following rules:

(a) Authorized Participants wishing to redeem one or more Baskets shall place a Redemption Order with the Transfer Agent on any Business Day. Only Redemption Orders received by the Transfer Agent prior to the Order Cut-Off Time on a Business Day shall have such Business Day as the Order Date. Redemption Orders received by the Transfer Agent on or after the Order Cut-Off Time on any Business Day shall be considered received at the opening of business on the next Business Day and shall have as their Order Date such next Business Day.

The Sponsor may, in its discretion, suspend Redemptions, or postpone the settlement date of a Redemption Order, (i) for any period during which the Exchange is closed other than for customary holidays or weekend closings or when trading is suspended or restricted, (ii) for any period during which an emergency exists as a result of which the fulfillment of a Redemption Order is not reasonably practicable; (iii) when
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the Fund needs additional time to transfer additional unallocated gold that can be delivered to a redeeming Authorized Participant; or (iv) for such other period as the Sponsor determines to be necessary for the protection of the Shareholders. The Sponsor will not be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

(b) For purposes of Section 3.01(a) above, a Redemption Order shall be deemed “received” by the Transfer Agent only when each of the following has occurred:
(i) An Authorized Person shall have either (1) placed a telephone call to the Creation and Redemption Line informing the Transfer Agent that the Authorized Participant wishes to place a Redemption Order for a specified number of Baskets, which is confirmed by a faxed order form within 15 minutes of the telephone call; or (2) placed a Redemption Order through the electronic order entry system portal BNYM ETF Center Interface, the use of which shall be subject to the terms and conditions of the Order Entry System Terms and Conditions attached hereto as Annex III.
(ii) The Transfer Agent shall have sent a confirmation to the Authorized Participant that a Redemption Order for a specified number of Baskets has been received by the Transfer Agent from an Authorized Person for the Authorized Participant’s account.
THE AUTHORIZED PARTICIPANT SHOULD NOTE THAT WHEN THE TELEPHONIC METHOD OF SUBMITTING ORDERS IS USED, THE TELEPHONE CALL IN WHICH THE ORDER NUMBER IS ISSUED INITIATES THE ORDER PROCESS BUT DOES NOT ALONE CONSTITUTE THE ORDER. A TELEPHONIC ORDER OR REQUEST CAN ONLY COMPLETED AND PROCESSED UPON RECEIPT OF THE FAXED ORDER FORM SUBMISSION.

(c) The Transfer Agent (acting in consultation with the Sponsor), the Fund and/or the Sponsor shall have the absolute right, but shall have no obligation, to reject any Redemption Order:  (i) if the Redemption Order is determined by the Transfer Agent or the Sponsor not to be in proper form, (ii) if the Transfer Agent or the Sponsor believes that the acceptance or receipt of the Redemption Order would have adverse tax consequences to the Fund or to owners of Shares, (iii) if the acceptance or fulfillment of the Redemption Order would, in the opinion of counsel to the Sponsor, be unlawful, (iv) if the Fund determines that acceptance of the order from an Authorized Participant would expose the Fund to credit risk, (v) if circumstances outside of the control of the Sponsor, Transfer Agent or Custodian make it for all practical purposes not feasible to process Redemption Orders, or (vi) in the determination of the Sponsor, as necessary for the protection of Shareholders. In addition, each of the Trust and the Sponsor reserves the right to reject any Purchase Order in compliance with the provisions of the Declaration of Trust. Neither Transfer Agent, the Fund nor the Sponsor shall be liable to any person for rejecting a Redemption Order. Prior to the transmission of the Transfer Agent’s confirmation of acceptance, a Redemption Order will only represent the Authorized Participant’s unilateral offer to redeem the Shares specified in such Redemption Order in
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exchange for the related Basket Gold Amount and will have no binding effect upon the Trust, the Sponsor, the Transfer Agent or any other party. Upon the delivery of any such confirmation of acceptance of a Redemption Order in accordance with the foregoing, the Trust and the Authorized Participant shall be bound thereby and each of the Authorized Participant, the Trust, the Sponsor and the Transfer Agent shall be bound by the terms of these Procedures, the Authorized Participant Agreement and the Transfer Agency Agreement applicable to it with respect to such Redemption Order.

After the calculation of NAV on the Order Date for a Redemption Order, the Transfer Agent shall communicate the amount of the Basket Gold Amount to be paid by the Trust to the Authorized Participant no later than 7:00 p.m. (New York time) on the Order Date of a Redemption Order.

(d) Provided that by 9:30 a.m. (New York time) on the second Business Day following the Order Date of a Redemption Order, provided that on the date such issuance is to take place:
(i) the Authorized Participant has delivered to the Transfer Agent’s account at DTC the total number of Shares to be redeemed by such Authorized Participant pursuant to such Redemption Order; and
(ii) the Transfer Agent shall have received the Applicable Transaction Fee from the Authorized Participant, and the Authorized Participant shall have paid or agreed to pay, or reimbursed or agreed to reimburse, the Trust the amount of any and all taxes, governmental charges and other fees and expenses payable in connection with the transfer of the Basket Gold Amount to the Authorized Participant’s account and the Delivery of Shares;
            (iii) any other conditions to the redemption under the Transfer Agency Agreement have been satisfied, the Transfer Agent will, as applicable, on such day, at the locations and in the amounts specified in the confirmation sent in compliance with Section 3.01(c) above, instruct the Custodian to transfer the applicable Basket Gold Amount to the account(s) of the redeeming Authorized Participant specified in such confirmation. Upon such Delivery, the Transfer Agent will then cancel the Shares so redeemed on behalf of the Trust.

(e) Unless the Sponsor has agreed with the Authorized Participant to extend the settlement date of a Redemption Order until the third Business Day following the Order Date of a Redemption Order, in the event that, by 10:00 a.m. (New York time) on the second Business Day following the Order Date of a Redemption Order governed by Section 3.01(d) above, Transfer Agent’s account at DTC shall not have been credited with the total number of Shares corresponding to the total number of Baskets to be redeemed pursuant to such Redemption Order, the Sponsor may, or cause the Transfer Agent to, cancel such Redemption Order and will send via fax or electronic mail message notice of such cancellation to the respective Authorized Participant and the Transfer Agent.
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(f) In all other cases, Delivery shall be completed by the Custodian as soon as reasonably practicable if the conditions set forth in clauses (i) and (ii) of Section 3.01(d) above have been satisfied.

(g) The foregoing provisions notwithstanding, neither the Creation or Redemption Agent nor the Sponsor shall be liable for any failure or delay in making Delivery of the Basket Gold Amount in respect of a Redemption Order arising from nuclear fission or fusion, radioactivity, war, terrorist event, invasion, insurrection, civil commotion, riot, strike, act of government, public authority, public service or utility problems, power outages resulting in telephone, telecopy and computer failures, act of God such as fires, floods or extreme weather conditions, market conditions or activities causing trading halts, systems failures involving computer or other information systems affecting the Trust, the Sponsor, the Transfer Agent, the Custodian or sub-custodian and similar extraordinary events beyond the Sponsor’s and the Transfer Agent’s reasonable control. In the event of any such delay, the time to complete Delivery in respect of a Redemption Order will be extended for a period equal to that during which the inability to perform continues.

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ANNEX III TO AUTHORIZED PARTICIPANT AGREEMENT FOR
FRANKLIN TEMPLETON HOLDINGS TRUST

ORDER ENTRY SYSTEM TERMS AND CONDITIONS

This Annex shall govern use by an Authorized Participant of the electronic order entry system for placing Purchase Orders and Redemption Orders for Shares (the “System”).  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement or the Procedures.  In the event of any conflict between the terms of this Annex III and either the Agreement or the Procedures with respect to the placing of Purchase Orders and Redemption Orders, the terms of this Annex III shall control.

1. (a) Authorized Participant shall provide to The Bank of New York Mellon, a New York corporation authorized to do banking business (the “Transfer Agent”), a duly executed authorization letter, in a form satisfactory to Transfer Agent, identifying those Authorized Persons who will access the System.  Authorized Participant shall notify the Transfer Agent promptly in writing, including, but not limited to, by electronic mail, in the event that any person’s status as an Authorized Person is revoked or terminated, in order to give the Transfer Agent a reasonable opportunity to terminate such Authorized Person’s access to the System.  The Transfer Agent shall promptly revoke access of such Authorized Person to the electronic entry systems through which Purchase Orders and Redemption are submitted by such person on behalf of the Authorized Participant.

(b) It is understood and agreed that each Authorized Person shall be designated as an authorized user of Authorized Participant for the purpose of the Agreement. Upon termination of the Agreement, the Authorized Participant’s and each Authorized Person’s access rights with respect to System shall be immediately revoked.

2. Transfer Agent grants to Authorized Participant a personal, nontransferable and nonexclusive license to use the System solely for the purpose of transmitting Purchase Orders and Redemption Orders and otherwise communicating with Transfer Agent in connection with the same.  Authorized Participant shall use the System solely for its own internal and proper business purposes.  Except as set forth herein, no license or right of any kind is granted to Authorized Participant with respect to the System.  Authorized Participant acknowledges that Transfer Agent and its suppliers retain and have title and exclusive proprietary rights to the System.  Authorized Participant further acknowledges that all or a part of the System may be copyrighted or trademarked (or a registration or claim made therefor) by Transfer Agent or its suppliers.  Authorized Participant shall not take any action with respect to the System inconsistent with the foregoing acknowledgments.  Authorized Participant may not copy, distribute, sell, lease or provide, directly or indirectly, the System or any portion thereof to any other person or entity without Transfer Agent’s prior written consent.  Authorized Participant may not remove any statutory copyright notice or other notice included in the System.  Authorized Participant shall reproduce any such notice on any reproduction of any portion of the System and shall add any statutory copyright notice or other notice upon Transfer Agent’s request.

3. (a) Authorized Participant acknowledges that any user manuals or other documentation (whether in hard copy or electronic form) (collectively, the “Material”), which is delivered or made available to Authorized Participant regarding the System is the exclusive and confidential property of Transfer Agent.  Authorized Participant shall keep the Material confidential by using the same care and discretion that Authorized Participant uses with respect to its own confidential property and trade secrets, but in no event less than reasonable care.  Authorized Participant may make such copies of the Material as is reasonably necessary for Authorized Participant to use the System and shall reproduce Transfer Agent’s proprietary markings on any such copy.  The foregoing shall not in any way be deemed to affect the copyright status of any of the Material which may be copyrighted and shall apply to all Material whether or not copyrighted.  TRANSFER AGENT AND ITS SUPPLIERS MAKE NO WARRANTIES, EXPRESS OR IMPLIED, CONCERNING THE MATERIAL OR ANY PRODUCT OR SERVICE, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

(b) Upon termination of the Agreement for any reason, Authorized Participant shall return to Transfer Agent all copies of the Material which is in Authorized Participant’s possession or under its control.

4. Authorized Participant agrees that it shall have sole responsibility for maintaining adequate security and control of the user IDs, passwords and codes for access to the System, which shall not be disclosed to any third party without the prior written consent of Transfer Agent.  Transfer Agent shall be entitled to rely on the information received by it from the Authorized Participant and Transfer Agent may assume that all such information was transmitted by or on behalf of an Authorized Person regardless of by whom it was actually transmitted, unless the Authorized Participant shall have notified the Transfer Agent a reasonable time prior that such person is not an Authorized Person.

5. Transfer Agent shall have no liability in connection with the use of the System, the access granted to the Authorized Participant and its Authorized Persons hereunder, or any transaction effected or attempted to be effected by the Authorized Participant hereunder, except for damages incurred by the Authorized Participant as a direct result of Transfer Agent’s negligence or willful misconduct.  WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, IT IS HEREBY AGREED THAT IN NO EVENT SHALL TRANSFER AGENT OR ANY MANUFACTURER OR SUPPLIER OF EQUIPMENT, SOFTWARE OR SERVICES BE RESPONSIBLE OR LIABLE FOR ANY SPECIAL, INDIRECT, OR CONSEQUENTIAL DAMAGES WHICH THE AUTHORIZED PARTICIPANT MAY INCUR OR EXPERIENCE BY REASON OF ITS HAVING ENTERED INTO OR RELIED ON THIS AGREEMENT, OR IN CONNECTION WITH THE ACCESS GRANTED TO THE AUTHORIZED PARTICIPANT HEREUNDER, OR ANY TRANSACTION EFFECTED OR ATTEMPTED TO BE EFFECTED BY THE AUTHORIZED PARTICIPANT HEREUNDER, EVEN IF TRANSFER AGENT OR SUCH MANUFACTURER OR SUPPLIER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, NOR SHALL TRANSFER AGENT OR ANY SUCH MANUFACTURER OR SUPPLIER BE LIABLE FOR ACTS OF GOD, MACHINE OR COMPUTER BREAKDOWN OR MALFUNCTION, INTERRUPTION OR MALFUNCTION OF COMMUNICATION FACILITIES, LABOR DIFFICULTIES OR ANY OTHER SIMILAR OR DISSIMILAR CAUSE BEYOND SUCH PERSON’S REASONABLE CONTROL.

6. Transfer Agent reserves the right to revoke Authorized Participant’s access to the System, with written notice, upon any breach by the Authorized Participant of the terms and conditions of this Annex III.

7. Transfer Agent shall acknowledge through the System its receipt of each Purchase Order or Redemption Order communicated through the System, and in the absence of such acknowledgment Transfer Agent shall not be liable for any failure to act in accordance with such orders and Authorized Participant may not claim that such Purchase Order or Redemption Order was received by Transfer Agent.  Transfer Agent may in its discretion decline to act upon any instructions or communications that are insufficient or incomplete or are not received by Transfer Agent in sufficient time for Transfer Agent to act upon, or in accordance with such instructions or communications.

8. Authorized Participant agrees to use reasonable efforts consistent with its own procedures used in the ordinary course of business to prevent the transmission through the System of any software or file which contains any viruses, worms, harmful component or corrupted data and agrees not to use any device, software, or routine to interfere or attempt to interfere with the proper working of the Systems.

9. Authorized Participant acknowledges and agrees that encryption may not be available for every communication through the System, or for all data.  Authorized Participant agrees that Transfer Agent may deactivate any encryption features at any time, without notice or liability to Authorized Participant, for the purpose of maintaining, repairing or troubleshooting its systems.

ANNEX IV
TO
AUTHORIZED PARTICIPANT AGREEMENT
FOR FRANKLIN TEMPLETON HOLDINGS TRUST

FORM OF CERTIFIED AUTHORIZED PERSONS
OF THE AUTHORIZED PARTICIPANT

Participant Name:

NAME(1)	TITLE(1)	SIGNATURE(1)	TELEPHONE NUMBER(2)	E-MAIL ADDRESS(2)	CITY OF BIRTH(2)

Date:

Certified By (Signature):

Print Name:

Title:

(1)	Required information.
(2)	Required information to use the Web Order Site.